EXHIBIT 10.8

LEAK-OUT AGREEMENT

THIS LEAK-OUT AGREEMENT (this “Agreement”) is made and entered into as of September 28, 2026, by and between ONAR HOLDING CORP., a Nevada corporation (the “Company”), and the undersigned holder (the “Holder”). The Company and the Holder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated September 28, 2026 (the “Securities Purchase Agreement”), and related transaction documents (collectively, the “Transaction Documents”), the Holder has purchased or may purchase from the Company a Secured Convertible Note (the “Note”), together with certain warrants and other securities issuable in connection therewith;

WHEREAS, pursuant to that certain Exchange Agreement, dated September 28, 2026 (the “Exchange Agreement”), , the Holder has exchanged or may exchange the existing indebtedness of the Company with the Company for an Exchange Note (as defined in the Securities Purchase Agreement);

WHEREAS, upon the commencement of trading of the Company’s common stock on Nasdaq (the “Nasdaq Commencement”), the outstanding principal and accrued but unpaid interest under the Note will automatically convert into shares of a newly designated series of convertible preferred stock (the “Preferred Shares”), which Preferred Shares will be convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, the Parties desire to establish certain restrictions on the disposition of shares of Common Stock held by the Holder, including shares issuable upon conversion of the Preferred Stock, any Incentive Shares, and any shares issuable upon exercise of warrants, in order to promote an orderly market in the Common Stock following the Nasdaq Commencement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties hereby agree as follows:

1. Leak-Out Commencement. This Agreement shall become effective upon the occurrence of the Nasdaq Commencement and shall remain in effect for a period of one hundred eighty (180) days thereafter (the “Leak-Out Period”). During the Leak-Out Period, the Holder and its Affiliates, shall be subject to the transfer restrictions set forth in this Agreement with respect to all shares of Common Stock held by or issued to the Holder pursuant to the Transaction Documents (the “Leak-Out Securities”). For the avoidance of doubt, any transferee of the Notes, Preferred Shares and warrants issued to the Holder pursuant to the Transaction Documents shall execute a written agreement, in form reasonably satisfactory to the Company, agreeing to be bound by the terms of this Agreement with respect to all shares of Common Stock held by or issued to such transferee upon conversion of such securities.

2. Daily Volume Limitation.

(a) During the Leak-Out Period, the Holder, together with its Affiliates, shall not, on any Trading Day, Transfer shares of Common Stock in excess of five percent (5%) of the trailing ten (10) Trading Day average daily trading volume of the Common Stock (the “Daily Cap”).

For purposes of calculating the Daily Cap, all shares beneficially owned by the Holder and its Affiliates shall be aggregated and treated as a single position, including:

(i) shares of Common Stock issued upon conversion of the Preferred Shares;

(ii) Incentive Shares;

(iii) shares of Common Stock issued upon exercise of warrants issued pursuant to the Transaction Documents; and

(iv) any other shares of Common Stock acquired pursuant to the Transaction Documents.

(b) The Daily Cap shall apply regardless of the method or form of Transfer, including sales effected pursuant to an effective resale registration statement, Rule 144, or any other available exemption under applicable securities laws. The Holder shall not structure, sequence or otherwise coordinate Transfers in a manner intended to circumvent the restrictions set forth in this Agreement. Transfers by the Holder and its Affiliates shall be aggregated for purposes of determining compliance with this Section 2.

(c) Notwithstanding the foregoing, the restrictions contained in this Section 2 shall not apply to bona fide private transfers, assignments or other non-market transactions, provided that the transferee executes a written agreement, in form reasonably satisfactory to the Company, agreeing to be bound by the terms of this Agreement.

(d) For purposes of this Agreement, “Transfer” means (i) any sale, offer to sell, assignment, pledge, hypothecation or other disposition, directly or indirectly, of any securities, (ii) the entry into any swap, hedge or similar arrangement transferring all or any portion of the economic consequences of ownership of such securities, whether settled in securities, cash or otherwise, or (iii) any public announcement of an intention to effect any transaction described in clauses (i) or (ii).

3. Termination of Leak-Out Restrictions. The restrictions set forth in this Agreement shall automatically terminate prior to the expiration of the Leak-Out Period if (a) the Common Stock trades with an average daily trading value in excess of $1,000,000 for each of twenty (20) consecutive Trading Days and (b) the closing price of the Common Stock on each such Trading Day is at least twenty percent (20%) greater than the Conversion Price. Upon the satisfaction of both conditions set forth above, all restrictions contained in this Agreement shall immediately terminate and cease to have any further force or effect, and the Holder shall thereafter be permitted to Transfer its securities without regard to the limitations set forth herein, subject only to applicable securities laws.

4. Coordination with Securities Laws

(a) Notwithstanding anything to the contrary in this Agreement, no Transfer of securities subject to this Agreement may be effected except in compliance with applicable federal and state securities laws, including the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Rule 144, as applicable. Compliance with the limitations set forth in this Agreement shall not be deemed to permit any Transfer that would otherwise be prohibited under applicable securities laws, nor shall compliance with applicable securities laws be deemed to excuse a failure to comply with the contractual restrictions set forth herein.

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(b) If the restrictions imposed by applicable securities laws are more restrictive than the limitations set forth in this Agreement with respect to any proposed Transfer, such securities law restrictions shall control solely with respect to such Transfer. No inability to Transfer securities as a result of applicable securities laws shall be deemed a waiver, modification or termination of the restrictions set forth in this Agreement.

5. Manner of Sale

(a) All Transfers of Leak-Out Securities during the Leak‑Out Period shall be effected in an orderly manner and through bona fide market, or block-trade, transactions consistent with customary trading practices for securities listed on a national securities exchange. The Holder shall not engage in or coordinate any series of transactions, hedging activities, or sales arrangements designed to evade, circumvent, or undermine the volume, timing, or sequencing limitations set forth in this Agreement, whether directly or indirectly through Affiliates or third parties.

(b) The Holder acknowledges that the purpose of the restrictions contained in this Agreement is to promote an orderly and non-disruptive market for the Common Stock following the Nasdaq Commencement and agrees to conduct all Transfers in a manner reasonably designed to minimize market disruption. Any Transfer effected in violation of this Agreement shall constitute a breach of this Agreement and the Company shall be entitled to instruct its transfer agent not to recognize or process any such Transfer to the extent permitted by applicable law.

6. Stop Transfer. The Holder acknowledges and agrees that, for the purpose of enforcing the transfer restrictions set forth in this Agreement, the Company may impose and maintain appropriate stop-transfer instructions with respect to any securities subject to this Agreement during the Leak-Out Period. The Company may instruct its transfer agent not to register or process any Transfer that is not in compliance with this Agreement and may require such additional certifications, representations, opinions of counsel or other documentation as the Company may reasonably request to verify compliance with the terms hereof and applicable securities laws. Any failure by the Company or its transfer agent to enforce the restrictions contained herein shall not constitute a waiver of any rights under this Agreement

7. Representations and Covenants of the Holder.

(a) The Holder represents and warrants to the Company that: (i) the Holder has full power and authority to enter into this Agreement and to perform its obligations hereunder; (ii) the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of the Holder; (iii) as of the date hereof, neither the Holder nor any of its Affiliates holds any short position in, or has engaged in any hedging transaction with respect to, the Common Stock; and (iv) the Holder is acquiring the Leak-Out Securities for its own account and not with a view to any distribution thereof other than in compliance with applicable securities laws and the terms of this Agreement.

(b) The Holder covenants and agrees that, during the Leak-Out Period, the Holder shall: (i) comply in all material respects with all applicable laws, rules and regulations in connection with any Transfer of Leak-Out Securities; (ii) promptly notify the Company in writing of any material change in the information provided in the Holder’s representations set forth herein; and (iii) cooperate with the Company and its transfer agent to facilitate an orderly market in the Common Stock following the Nasdaq Commencement.

8. Prohibited Transactions.

(a) During the Leak-Out Period, the Holder and its Affiliates shall not, directly or indirectly: (i) engage in any Short Sale of the Common Stock; (ii) enter into any put option, put equivalent position, short sale or other arrangement (including any short position, any “put equivalent position” as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or any borrowing or lending of shares) that has the effect of creating or increasing a net short position in the Common Stock; (iii) grant any option to purchase, or otherwise transfer or dispose of, any Leak-Out Securities except in compliance with the transfer restrictions set forth in this Agreement; or (iv) publicly disclose the intent to undertake any of the foregoing activities.

(b) For purposes of this Agreement, “Short Sale” means any sale of shares of Common Stock that the Holder does not own at the time of sale, or any sale that is consummated by the delivery of shares borrowed by, or for the account of, the Holder, including any short sale under Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended, whether or not against the box, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements, and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

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9. Pre-Transfer Notice and Compliance Certification. Prior to effecting any Transfer of Leak-Out Securities during the Leak-Out Period, the Holder shall deliver to the Company (or its designated representative) written notice of its intention to effect such Transfer, together with a certification confirming: (a) the number of shares proposed to be Transferred; (b) the method of Transfer; (c) the Holder’s calculation of the applicable Daily Cap for such Trading Day; and (d) that such Transfer, when aggregated with all other Transfers by the Holder and its Affiliates on such Trading Day, will not exceed the Daily Cap. Such notice shall be delivered no later than 9:30 a.m. Eastern Time on the Trading Day on which the proposed Transfer is to be effected (or such shorter period as the Company may agree in writing). The Company shall have the right, but not the obligation, to object to any proposed Transfer that it reasonably believes would violate the terms of this Agreement, and the Holder shall not effect such Transfer unless the Company provides written notice of such objection prior to the proposed Transfer. Any such objection shall specify in reasonable detail the basis for the Company's determination.

10. Remedies for Breach; Clawback.

(a) In the event the Holder Transfers shares of Common Stock in violation of this Agreement (an “Excess Transfer”), the Holder shall, within three (3) Business Days following written notice from the Company specifying such violation: (i) pay to the Company, as liquidated damages and not as a penalty, an amount equal to the gross proceeds attributable solely to the Excess Transfer; or (ii) at the Holder’s election (subject to the Company’s consent, not to be unreasonably withheld), purchase on the open market and deliver to the Company a number of shares of Common Stock equal to the number of shares Transferred in excess of the Daily Cap. The Parties acknowledge and agree that such liquidated damages represent a reasonable estimate of the damages that the Company would suffer as a result of a breach of this Agreement and that actual damages would be difficult or impossible to ascertain.

(b) In addition to the liquidated damages set forth in Section 10(a), the Leak-Out Period shall automatically be extended by one (1) day for each day on which an Excess Transfer occurs, unless the Company waives such extension in writing.

(c) The rights and remedies set forth in this Section 10 are cumulative and in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity, including the right to seek specific performance and injunctive relief as set forth in this Agreement. Without limitation, transfers among the Holder, its Affiliates, affiliated funds, managed accounts and financing sources shall be deemed permitted transfers provided the transferee agrees in writing to be bound by this Agreement.

11. Miscellaneous.

(a) Termination. This Agreement shall automatically terminate upon the earliest to occur of: (i) the expiration of the Leak-Out Period, (ii) the termination of all transfer restrictions applicable under this Agreement, and (iii) the satisfaction of the conditions set forth in Section 3 resulting in the early termination of the leak-out restrictions.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties. Any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

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(d) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without regard to principles of conflicts of laws. The Parties irrevocably submit to the exclusive jurisdiction of the state and federal courts located in Clark County, Nevada with respect to any action or proceeding arising out of or relating to this Agreement and waive any objection based upon improper venue or forum non conveniens.

(e) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by e-mail (without receiving notice of non-receipt or other “bounce-back”), (c) by reputable, nationally recognized overnight courier service or (d) by registered or certified mail, pre-paid and return receipt requested; provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (without receiving notice of non-receipt or other “bounce-back”); in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company, to:

ONAR Holding Corporation

990 Biscayne Blvd., 5th Floor

Miami, FL 33132

Attn: Claude Zdanow

Email: c@onar.com

If to the Holder, to:

the address set forth under the Holder’s

name on the signature page hereto.

With a copy to (which shall not constitute notice):

Baker & Hostetler LLP

1900 Avenue of the Stars, Suite 2700

Los Angeles

Attn: JR Lanis

Email: JRLanis@bakerlaw.com

With a copy to (which shall not constitute notice):

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attn: Keith Billotti

Email: billotti@sewkis.com

(h) Amendments and Waivers. This Agreement may be amended, supplemented, modified or waived only by execution of a written instrument signed by the Company and the Holder; provided that any amendment materially affecting all holders of securities issued pursuant to the Transaction Documents shall also require the approval of the Lead Investors. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

(k) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements and discussions relating thereto. Notwithstanding the foregoing, nothing in this Agreement shall limit or modify the rights and obligations of the Parties under the Securities Purchase Agreement, the Note, the Warrants or any other Transaction Document. In the event of a conflict between this Agreement and any Transaction Document, the provisions of this Agreement shall govern with respect to the leak-out restrictions contained herein.

(l) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12. Defined Terms.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to remain closed.

“Common Stock” has the meaning set forth in the recitals.

“Conversion Price” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

“Daily Cap” has the meaning set forth in Section 2(a).

“Excess Transfer” has the meaning set forth in Section 10(a).

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“Holder” means the holder party to this Agreement and any permitted transferee that becomes bound by this Agreement.

“Incentive Shares” means shares of Common Stock issued or issuable to the Holder pursuant to the Transaction Documents in connection with the Nasdaq Uplist, including any shares issued to satisfy Nasdaq public float requirements, holder-count requirements or related listing requirements, whether issued at closing, upon the Nasdaq Uplist or thereafter.

“Lead Investors” means ADI Funding Corp., Yield Point NY LLC and M2B Funding Corp.; provided that any approval, consent, waiver, amendment, direction or other action of the Lead Investors under any Transaction Document shall require the written consent of all three Lead Investors.

“Leak-Out Period” has the meaning set forth in Section 1.

“Nasdaq Uplist” means the date on which the Company receives Nasdaq’s approval of the Company’s application to list its Common Stock on The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (collectively, “Nasdaq”) and the Company’s Common Stock commences trading on the Nasdaq. At the Company’s election, “Nasdaq” could mean for purposes of this Agreement and the other Transaction Documents, a comparable national securities exchange, such as the NYSE American LLC.

“Note” has the meaning set forth in the recitals.

“Person” means any individual, corporation, partnership, limited liability company, trust, association, governmental authority or other entity.

“Preferred Shares” has the meaning set forth in the recitals.

“Short Sale” has the meaning set forth in Section 8(b).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQX or OTCQB (or any successors to any of the foregoing).

“Transaction Documents” has the meaning set forth in the recitals.

“Transfer” means (i) any sale, offer to sell, assignment, pledge, hypothecation or other disposition, directly or indirectly, of any securities, (ii) the entry into any swap, hedge or similar arrangement transferring all or any portion of the economic consequences of ownership of such securities, whether settled in securities, cash or otherwise, or (iii) any public announcement of an intention to effect any transaction described in clauses (i) or (ii).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

The Company:

ONAR Holding Corporation

By:
Name:	Claude Zdanow
Title:	Chief Executive Officer

[Signature Page to Leak-Out Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Holder:

Name of Holder:
Signature:

Notice Information:

Address:
Email:

[Signature Page to Leak-Out Agreement]